UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant	☐

Check the appropriate box:

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

BIORESTORATIVE THERAPIES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

BIORESTORATIVE THERAPIES, INC.

40 Marcus Drive, Suite One

Melville, New York 11747

NOTICE OF ANNUAL MEETING OF sTOCKholders

TO BE HELD ON SEPTEMBER 18, 2025

To the Stockholders of BioRestorative Therapies, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of BioRestorative Therapies, Inc., a Nevada corporation (the “Company”), will be held on September 18, 2025, at 90 Merrick Avenue, 9th Floor, East Meadow, New York, at 10:00 a.m., local time, for the following purposes:

1.	To elect two Class II directors to hold office until the 2028 Annual Meeting of Stockholders.

2.	To approve an amendment to the Company’s 2021 Stock Incentive Plan (the “Plan”) to increase the number of shares of common stock authorized to be issued pursuant to the Plan from 6,850,000 to 9,850,000.

3.	To ratify the selection of CBIZ CPAs P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

4.	To hold a non-binding advisory vote on the Company’s executive compensation.

5.	To transact such other business as may properly come before the meeting.

Only stockholders of record at the close of business on July 31, 2025 are entitled to notice of and to vote at the meeting or at any adjournment thereof.

Important notice regarding the availability of Proxy Materials: We are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record and beneficial owners, unless they have directed us to provide the materials in a different manner. The Notice provides instructions on how to access and review all of the important information contained in this proxy statement, as well as how to submit a proxy by telephone or over the Internet. If you receive the Notice and would still like to receive a printed copy of our proxy materials, instructions for requesting these materials are included in the Notice. The Company plans to mail the Notice to stockholders by August 8, 2025. The proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the Securities and Exchange Commission (the “SEC”) on March 28, 2025, are available electronically to the Company’s stockholders of record as of the close of business on July 31, 2025 at www.proxyvote.com.

/s/ Lance Alstodt
Lance Alstodt
Chief Executive Officer

Melville, New York

August 7, 2025

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE. FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS ON THE NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS YOU RECEIVED IN THE MAIL OR, IF YOU REQUESTED TO RECEIVE PRINTED PROXY MATERIALS, YOUR ENCLOSED PROXY CARD. ANY STOCKHOLDER MAY REVOKE A SUBMITTED PROXY AT ANY TIME BEFORE THE MEETING BY WRITTEN NOTICE TO SUCH EFFECT, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON. THOSE VOTING BY INTERNET OR BY TELEPHONE MAY ALSO REVOKE THEIR PROXY BY VOTING IN PERSON AT THE MEETING OR BY VOTING AND SUBMITTING THEIR PROXY AT A LATER TIME BY INTERNET OR BY TELEPHONE.

BIORESTORATIVE THERAPIES, INC.

40 Marcus Drive, Suite One

Melville, New York 11747

PROXY STATEMENT

SOLICITING, VOTING AND REVOCABILITY OF PROXY

This proxy statement is being mailed or made available to all stockholders of record at the close of business on July 31, 2025 in connection with the solicitation by our Board of Directors of proxies to be voted at the 2025 Annual Meeting of Stockholders to be held on September 18, 2025, at 10:00 a.m., local time, or any adjournment thereof. Proxy materials for the 2025 Annual Meeting of Stockholders were mailed or made available to stockholders on or about August 8, 2025.

All shares represented by proxies duly executed and received will be voted on the matters presented at the meeting in accordance with the instructions specified in such proxies. Proxies so received without specified instructions will be voted as follows:

(i)	FOR the nominees named in the proxy to our Board of Directors.

(ii)	FOR the proposal to approve an amendment to our 2021 Stock Incentive Plan (the “Plan”) to increase the number of shares of common stock authorized to be issued pursuant to the Plan from 6,850,000 to 9,850,000.

(iii)	FOR the ratification of the selection of CBIZ CPAs P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

(iv)	FOR the approval of the compensation of our named executive officers.

If you are a beneficial owner of shares held in street name and you do not provide specific voting instructions to the organization that holds your shares, the organization will be prohibited under the current rules of the New York Stock Exchange from voting your shares on “non-routine” matters. This is commonly referred to as a “broker non-vote”. Only Proposal 3 is considered a “routine” matter. Each remaining proposal is considered a “non-routine” matter and therefore may not be voted on by your bank or broker absent specific instructions from you. Please instruct your bank or broker so your vote can be counted.

Our Board does not know of any other matters that may be brought before the meeting nor does it foresee or have reason to believe that the proxy holder will have to vote for a substitute or alternate nominee to the Board. In the event that any other matter should come before the meeting or either nominee is not available for election, the person named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matters in accordance with his best judgment.

The total number of shares of common stock outstanding and entitled to vote as of the close of business on July 31, 2025 was 7,978,117. Each share of common stock is entitled to one vote. In addition, as of July 31, 2025, there were 1,398,158 shares of Series B preferred stock outstanding and entitled to vote. Pursuant to the Certificate of Designations of Preferred Stock with regard to the Series B preferred stock, the sole holder of the Series B preferred stock is entitled to vote such shares based on the number of shares of common stock into which such shares are convertible (currently 1,398,158); however, pursuant to such Certificate of Designations of Preferred Stock, the shares of Series B preferred stock are not convertible into shares of our common stock to the extent the sole holder would beneficially own, after such conversion, more than 9.99% of our then outstanding shares of common stock (the “Beneficial Ownership Limitation”). Since the sole holder of the Series B preferred stock has advised us that, as of July 31, 2025, it owned 434,148 shares of common stock (which represented 5.4% of the outstanding common stock), and since such holder has the right to receive 1,138,055 other shares of common stock, upon notice from it to us (subject to the Beneficial Ownership Limitation), in order to comply with the Beneficial Ownership Limitation, the shares of Series B preferred stock are not currently convertible into shares of our common stock and the sole holder of the Series B preferred stock is not entitled to vote any such shares of Series B preferred stock. The holders of one-third of the voting power of all shares of stock outstanding as of the close of business on July 31, 2025, or 2,659,373 votes, must be present at the meeting in person or by proxy in order to constitute a quorum for the transaction of business.

With regard to the election of the directors, votes may be cast in favor or withheld. The directors shall be elected by a plurality of the votes cast in favor. Accordingly, based upon there being two nominees, each person who receives one or more votes will be elected as a director. Shares of common stock as to which a stockholder withholds voting authority in the election of the directors and broker non-votes will not be counted as voting thereon and therefore will not affect the election of the nominees receiving a plurality of the votes cast.

Stockholders may expressly abstain from voting on Proposals 2, 3 and 4 by so indicating on the proxy. Abstentions are counted as present but not cast in the tabulation of votes on Proposals 2, 3 and 4. Since each of Proposals 2, 3 and 4 requires the affirmative approval of a majority of the shares present in person or represented by proxy at the meeting, entitled to vote and cast (assuming a quorum is present at the meeting), abstentions and broker non-votes will have no effect.

Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. The proxy may be revoked by filing with us written notice of revocation or a fully executed proxy bearing a later date. The proxy may also be revoked by affirmatively electing to vote in person while in attendance at the meeting. However, a stockholder who attends the meeting need not revoke a proxy given and vote in person unless the stockholder wishes to do so. Written revocations or amended proxies should be sent to us at 40 Marcus Drive, Suite One, Melville, New York 11747, Attention: Corporate Secretary. Those voting by Internet or by telephone may also revoke their proxy by voting in person at the meeting or by voting and submitting their proxy at a later time by Internet or by telephone.

The proxy is being solicited by our Board of Directors. We will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and other custodians, nominees and fiduciaries for forwarding proxy materials to beneficial owners of our shares. Solicitations will be made primarily by Internet availability of proxy materials and by mail, but certain of our directors, officers or employees may solicit proxies in person or by telephone, fax or email without special compensation.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table sets forth all compensation earned in all capacities during the fiscal years ended December 31, 2024 and 2023 by (i) our principal executive officer, and (ii) our two most highly compensated executive officers, other than our principal executive officer, who were serving as an executive officer as of December 31, 2024 and whose total compensation for the 2024 fiscal year, as determined by Regulation S-K, promulgated by the SEC (“Regulation S-K”), Item 402, exceeded $100,000 (the individuals falling within categories (i) and (ii) are collectively referred to as the “Named Executive Officers”):

Name and Principal Position	Year	Salary	Bonus		Stock Awards(1)	Option Awards(1)	All Other Compensation	Total
Lance Alstodt	2024	$539,583	$275,000	(2)	$-	$500,000	$-	$1,314,583
Chief Executive Officer	2023	$479,167	$475,000	(3)	$-	$300,000	$-	$1,254,167

Francisco Silva	2024	$514,583	$262,500	(2)	$-	$450,000	$-	$1,227,083
VP, Research and Development	2023	$454,167	$450,000	(4)	$-	$300,000	$-	$1,204,167

Robert Kristal	2024	$293,752	$90,000	(2)	$-	$300,000	$-	$683,752
Chief Financial Officer	2023	$240,624	$127,500	(5)	$-	$250,000	$-	$618,124

(1)	Amounts reflect the aggregate grant date fair value of grants made in the fiscal year computed in accordance with stock-based accounting rules (FASB ASC Topic 718-Stock Compensation). Assumptions used in the calculations of these amounts are included in Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, available electronically to our stockholders.

(2)	The 2024 Bonus amount represents a discretionary bonus in consideration of 2024 services which was paid in 2025.

(3)	The 2023 Bonus amount represents (a) a discretionary bonus is the amount of $250,000 in consideration of 2023 services which was paid in 2024 and (b) a discretionary bonus in the amount of $225,000 in consideration of 2022 services which was paid in 2023.

(4)	The 2023 Bonus amount represents (a) a discretionary bonus in the amount of $237,500 in consideration of 2023 services which was paid in 2024 and (b) a discretionary bonus in the amount of $212,500 in consideration of 2022 services which was paid in 2023.

(5)	The 2023 Bonus amount represents (a) a discretionary bonus in the amount of $75,000 in consideration of 2023 services which was paid in 2024 and (b) a discretionary bonus in the amount of $52,500 in consideration of 2022 services which was paid in 2023.

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Pay Versus Performance (PvP) Table

The table below is provided in accordance with Item 402(v) of Regulation S-K. We are providing the following information about the relationship between executive compensation actually paid to our CEO and our other Named Executive Officers and certain financial performance of the Company for each of the fiscal years ended December 31, 2024, 2023 and 2022:

Fiscal Year	Summary Compensation Table Total for CEO(1)	Compensation Actually Paid to CEO(2)	Average Summary Compensation Table for Non-CEO NEOs(3)	Average Compensation Actually Paid to Non-CEO NEOs(4)	Value of Initial Fixed $100 Investment Based On Total Stockholder Return(5)	Net Loss(6)
2024	$1,314,583	$1,202,070	$955,418	$881,530	$32.95	$(8,979,381)

2023	$1,254,167	$754,331	$911,146	$576,729	$40.09	$(10,417,704)

2022	$452,364	$151,690	$301,182	$144,872	$63.36	$(13,222,296)

(1)	The dollar amounts reported are the amounts of total compensation reported in the “Total” column of our Summary Compensation Table for Mr. Alstodt.

(2)	The dollar amounts reported represent the amount of “compensation actually paid,” to Mr. Alstodt as computed in accordance with SEC rules. The dollar amounts do not reflect the actual amount of compensation earned by or paid during the applicable year. In accordance with SEC rules, the following adjustments were made to total compensation to determine the compensation actually paid:

Fiscal Year	Reported Summary Compensation Table Total for CEO	Less: Reported Value of Equity Awards(a)	Plus: Equity Award Adjustments(b)	Equals: Compensation Actually Paid to CEO
2024	$1,314,583	$500,000	$387,487	$1,202,070

2023	$1,254,167	$300,000	$(199,836)	$754,331

2022	$452,364	$52,364	$(248,310)	$151,690

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in our Summary Compensation Table for the applicable year.

(b)	The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; and (iv) the fair value as of the vesting date of any equity awards that are granted and vest in the applicable year. The amounts deducted or added in calculating the equity award adjustments are as follows:

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Fair Value of Equity Awards for CEO	2024	2023	2022
As of year-end for unvested awards granted during the year	$234,854	$59,746	$8,553
Year-over-year decrease of unvested awards granted in prior years	(7,003)	(49,407)	(213,966)
Decrease from prior fiscal year-end for awards granted in prior years that vested during the year	(90,364)	(269,921)	(75,416)
Fair value of awards granted and vested during the year	250,000	59,746	32,520
Total Equity Award Adjustments	$387,487	$(199,836)	$(248,310)

(3)	The dollar amounts reported represent the average of the amounts reported for our NEOs as a group (excluding our CEO) in the “Total” column of our Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding our CEO) included for purposes of calculating the average amounts for each applicable year are Messrs. Silva and Kristal.

(4)	The dollar amounts reported represent the average amount of “compensation actually paid” to the NEOs as a group (excluding our CEO), as computed in accordance with SEC rules. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding our CEO) during the applicable year. In accordance with the SEC rules, the following adjustments were made to average total compensation for the NEOs as a group (excluding our CEO) for each year to determine the compensation actually paid, using the same methodology described above in Note 2:

Fiscal Year	Average Reported Summary Compensation Table Total for Non-CEO NEOs	Less: Average Reported Value of Equity Awards	Plus: Average Equity Award Adjustments(a)	Equals: Average Compensation Actually Paid to Non-CEO NEOs
2024	$955,418	$375,000	$301,113	$881,530

2023	$911,146	$275,000	$(59,416)	$576,729

2022	$301,182	$26,182	$(130,128)	$144,872

(a)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Average Fair Value of Equity Awards for Non-CEO NEOs	2024	2023	2022
As of year-end for unvested awards granted during the year	$176,141	$52,391	$4,276
Year-over-year decrease of unvested awards granted in prior years	(5,231)	(24,704)	(111,153)
Decrease from prior fiscal year-end for awards granted in prior years that vested during the year	(48,087)	(139,495)	(39,511)
Fair value of awards granted and vested during the year	178,290	52,391	16,260
Total Average Equity Award Adjustments	$301,113	$(59,416)	$(130,128)

(5)	The amounts shown in the table represent the Company’s Total Stockholder Return (“TSR”) on an assumed investment of $100 in our common stock over the indicated measurement period. Cumulative TSR is calculated by dividing (i) the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our common stock price at the end and the beginning of the measurement period by (ii) our common stock price at the beginning of the measurement period.

(6)	The dollar amounts reported represent the amount of net loss attributable to the Company as reflected in our audited financial statements for the applicable year.

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Employment Agreements

Lance Alstodt

Effective November 16, 2020, Mr. Alstodt was elected our Chief Executive Officer, President and Chairman of the Board. On March 18, 2021, we entered into an employment agreement with Mr. Alstodt which provides for a term ending on March 18, 2026. Pursuant to the employment agreement, Mr. Alstodt currently is entitled to receive an annual salary of $600,000 (giving effect to a $150,000 performance salary increase received in November 2021 and $50,000 annual increases in salary pursuant to his employment agreement). Concurrently with the execution of the employment agreement, we granted to Mr. Alstodt pursuant to the 2021 Plan (i) a ten year option for the purchase of 293,479 shares of our common stock at an exercise price of $47.60 per share (which exercise price was subsequently reduced to $13.50 per share and further reduced to $5.08 per share) and (ii) 146,740 restricted stock units (“RSUs”). The option vested to the extent of 50% thereof on the date of grant, 12.5% on November 4, 2021 and the balance in six equal quarterly installments commencing on December 18, 2021. The RSUs vested in three equal annual installments on the first, second and third anniversaries of the date of grant. In the event that Mr. Alstodt’s employment is terminated by us without “cause”, or Mr. Alstodt terminates his employment for “good reason” (each as defined in the employment agreement), Mr. Alstodt will be entitled to receive severance in an amount up to one time his then annual base salary. If Mr. Alstodt’s employment with us is terminated without cause, the option granted to Mr. Alstodt will remain exercisable until its expiration date notwithstanding such termination of employment with us. In March 2022, we and Mr. Alstodt agreed that, in lieu of a $50,000 increase in his annual salary (as provided for in his employment agreement), we issued to Mr. Alstodt 12,438 RSUs (having a value of $50,000), which RSUs vested in twelve equal monthly installments. Such grant was in consideration of Mr. Alstodt deferring his right to receive the $50,000 increase in his salary for one year.

Francisco Silva

On March 18, 2021, we and Mr. Silva entered into an employment agreement which provides for a term ending on March 18, 2026. Pursuant to the employment agreement, Mr. Silva is currently entitled to receive an annual salary of $575,000 (giving effect to a $150,000 performance salary increase received in November 2021 and $50,000 annual increases in salary pursuant to his employment agreement). Concurrently with the execution of the employment agreement, we granted to Mr. Silva pursuant to the 2021 Plan (i) a ten year option for the purchase of 293,479 shares of our common stock at an exercise price of $47.60 per share (which exercise price was subsequently reduced to $13.50 per share and further reduced to $5.08 per share) and (ii) 146,740 RSUs. The option vested to the extent of 50% thereof on the date of grant, 12.5% on November 4, 2021 and the balance in six equal quarterly installments commencing on December 18, 2021. The RSUs vested in three equal annual installments on the first, second and third anniversaries of the date of grant. In the event that Mr. Silva’s employment is terminated by us without “cause”, or Mr. Silva terminates his employment for “good reason” (each as defined in the employment agreement), Mr. Silva will be entitled to receive severance in an amount up to one time his then annual base salary. If Mr. Silva’s employment with us is terminated without cause, the option granted to Mr. Silva will remain exercisable until its expiration date notwithstanding such termination of employment with us. In March 2022, we and Mr. Silva agreed that, in lieu of a $50,000 increase in his annual salary (as provided for in his employment agreement), we issued to Mr. Silva 12,438 RSUs (having a value of $50,000), which RSUs vested in twelve equal monthly installments. Such grant was in consideration of Mr. Silva deferring his right to receive the $50,000 increase in his salary for one year.

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Outstanding Equity Awards at Fiscal Year-End

The following table provides information on outstanding equity awards as of December 31, 2024 to the Named Executive Officers:

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options exercisable	Number of Securities Underlying Unexercised Options unexercisable		Equity Incentive Plan awards: Number of Securities Underlying Exercised Unearned options	Option Exercise price	Option Expiration date	Number of shares or units of stock that have not vested	Market value of shares of units that have not vested	Equity Incentive Plan awards: Number of Unearned shares, unites or other rights that have not vested	Equity Incentive Plan awards: Market or Payout value of unearned shares, units or other rights that have not vested
Lance Alstodt	293,479	-		-	$5.08	3/18/31	-	$-	-	$-

Lance Alstodt	42,059	-		-	$5.08	11/4/31	-	$-	-	$-

Lance Alstodt	80,072	26,690	(1)	-	$2.91	2/17/33	-	$-	-	$-

Lance Alstodt	219,298	219,298	(2)	-	$1.45	2/13/34	-	$-	-	$-

Francisco Silva	6	-		-	$3,000	9/4/25	-	$-	-	$-

Francisco Silva	15	-		-	$3,000	6/10/26	-	$-	-	$-

Francisco Silva	20	-		-	$3,000	7/12/27	-	$-	-	$-

Francisco Silva	25	-		-	$3,000	10/29/28	-	$-	-	$-

Francisco Silva	293,479	-		-	$5.08	3/18/31	-	$-	-	$-

Francisco Silva	42,059	-		-	$5.08	11/4/31	-	$-	-	$-

Francisco Silva	80,072	26,690	(1)	-	$2.91	2/17/33	-	$-	-	$-

Francisco Silva	197,369	197,368	(2)	-	$1.45	2/13/34	-	$-	-	$-

Robert Kristal	10,490	-		-	$5.08	11/4/31	-	$-	-	$-

Robert Kristal	66,726	22,242	(1)	-	$2.91	2/17/33	-	$-	-	$-

Robert Kristal	131,579	131,579	(2)	-	$1.45	2/13/34	-	$-	-	$-

(1)	Option is exercisable in four nearly equal quarterly installments beginning on February 17, 2025.

(2)	Option is exercisable in eight nearly equal quarterly installments beginning on February 13, 2025.

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Equity Award Grant Practices

Equity awards are discretionary and are generally granted to our Named Executive Officers in the second or third week of February each year. In certain circumstances, including the hiring or promotion of an officer, the Compensation Committee may approve grants to be effective at other times. The Compensation Committee did not take material nonpublic information into account when determining the timing and terms of equity awards in 2024, and we do not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Director Compensation

The following table sets forth certain information concerning the compensation of our non-employee directors for the fiscal year ended December 31, 2024:

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards		Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Nickolay Kukekov	$35,000	$-	$90,000	(1)	$-	$-	$-	$125,000
Patrick F. Williams	$35,000	$-	$90,000	(2)	$-	$-	$-	$125,000
David Rosa	$35,000	$-	$90,000	(3)	$-	$-	$-	$125,000

(1)	As of December 31, 2024, Dr. Kukekov held options for the purchase of 136,910 shares of common stock.

(2)	As of December 31, 2024, Mr. Williams held options for the purchase of 122,164 shares of common stock.

(3)	As of December 31, 2024, Mr. Rosa held options for the purchase of 122,164 shares of common stock.

Dr. Kukekov and Messrs. Williams and Rosa, our non-employee directors, as compensation for their services as a director, are entitled to receive per annum $35,000 in cash and $100,000 implied value in option grants.

Security ownership of Certain beneficial

Owners and management

Principal Stockholders

The following table sets forth certain information regarding the beneficial ownership of our common stock, as of July 31, 2025, known by us, through transfer agent records and reports filed with the SEC, to be held by: (i) each person who beneficially owns 5% or more of the shares of common stock then outstanding; (ii) each of our directors; (iii) each of our Named Executive Officers; and (iv) all of our directors and executive officers as a group. The following table also sets forth certain information regarding the beneficial ownership of our Series B preferred stock as of July 31, 2025.

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The information in this table reflects “beneficial ownership” as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To our knowledge, and unless otherwise indicated, each stockholder has sole voting power and investment power over the shares listed as beneficially owned by such stockholder, subject to community property laws where applicable. Percentage ownership is based on 7,978,117 shares of common stock and 1,398,158 shares of Series B preferred stock outstanding as of July 31, 2025.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Approximate Percent of Class	Number of Shares of Series B Preferred Stock Beneficially Owned		Approximate Percent of Class
Directors and Executive Officers
Lance Alstodt(1)	1,304,977	(2)	14.3%	-		-
Francisco Silva(1)	1,259,460	(3)	13.9%	-		-
Robert Kristal(1)	366,059	(4)	4.4%	-		-
Nickolay Kukekov	167,612	(5)	2.1%	-		-
Patrick F. Williams	152,866	(5)	1.9%	-		-
David Rosa	152,866	(5)	1.9%	-		-
All directors and executive officers as a group (6 persons)	3,403,840	(6)	30.8%	-		-
Certain Beneficial Owners
Dale Broadrick(7)	923,905	(8)	11.6%	-		-
Todd Hale Morrison	645,000	(9)	8.1%	-		-
Auctus Fund, LLC(10)
Auctus Fund Management LLC(10)
Alfred Sollami(10)
Louis Posner(10)	837,286	(11)	9.99%	1,398,158	(12)	100%

*	Less than 1%

(1)	Address is c/o BioRestorative Therapies, Inc., 40 Marcus Drive, Suite One, Melville, New York 11747.

(2)	Includes 1,133,105 shares of common stock issuable upon the exercise of options that are exercisable currently or within 60 days.

(3)	Includes 1,091,565 shares of common stock issuable upon the exercise of options that are exercisable currently or within 60 days and 12,136 shares of common stock held by Mr. Silva in a retirement account.

(4)	Includes 358,065 shares of common stock issuable upon the exercise of options that are exercisable currently or within 60 days.

(5)	Represents shares of common stock issuable upon the exercise of options that are exercisable currently or within 60 days.

(6)	Includes 3,056,079 shares of common stock issuable upon the exercise of options that are exercisable currently or within 60 days.

(7)	Address is 3003 Brick Church Pike, Nashville, Tennessee.

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(8)	Based upon Amendment No. 9 to Schedule 13D and Forms 4 filed with the SEC. Includes 477,972 shares of common stock held by Fleetco Inc. of which Mr. Broadrick is a 93% stockholder.

(9)	Based upon Schedule 13G, as amended, filed with the SEC, Mr. Morrison has shared voting and dispositive power with respect to the 645,000 shares of common stock.

(10)	Address is 545 Boylston Street, 2nd Floor, Boston, Massachusetts 02116.

(11)	Based upon Amendment No. 4 to Schedule 13G filed with the SEC and other filings made with the SEC. Auctus Fund, LLC (“Auctus”) holds warrants for the purchase of up to 1,426,185 shares of our common stock. In addition, Auctus’ shares of Series B preferred stock are convertible into an aggregate of 1,398,158 shares of our common stock. In connection with the transaction in which the above warrants were issued, we issued to Auctus certain shares of our common stock and have agreed to issue to Auctus, upon receipt of notice from Auctus, subject to the limitation discussed below, 1,138,055 shares of our common stock (the “Additional Shares”). However, such warrants are not exercisable for the purchase of our common stock, such Series B preferred stock is not convertible into shares of our common stock and the Additional Shares are not issuable to the extent Auctus would beneficially own, after such exercise, conversion or issuance, more than 9.99% of our outstanding shares of common stock (the “Beneficial Ownership Limitation”). Auctus has advised that, as of July 31, 2025, it owned 434,148 shares of common stock, which represented approximately 5.4% of the then 7,978,117 outstanding shares of common stock, and that the Additional Shares are issuable to it, upon notice from it, to the extent that such issuances would not result in Auctus beneficially owning after such issuances more than 9.99% of our outstanding shares of common stock. Based upon the foregoing, as of July 31, 2025, 403,138 Additional Shares are issuable to Auctus (to comply with the Beneficial Ownership Limitation), the remaining Additional Shares are not issuable, Auctus’ warrants are not currently exercisable for the purchase of shares of common stock and its Series B preferred stock is not currently convertible into shares of common stock. The number of shares of common stock beneficially owned by Auctus includes the 403,138 Additional Shares currently issuable to it. Without the Beneficial Ownership Limitation discussed above, Auctus would have beneficial ownership of 4,396,546 shares of common stock.

(12)	Pursuant to the Certificate of Designations of Preferred Stock with regard to the Series B preferred stock, Auctus, as the sole holder of the 1,398,158 outstanding shares of Series B preferred stock, is entitled to vote such shares based on the number of shares of common stock into which such shares are convertible (currently 1,398,158); however, pursuant to such Certificate of Designations of Preferred Stock, as indicated in footnote (11), such Series B preferred stock is not convertible into shares of common stock to the extent Auctus would beneficially own, after such conversion, in excess of the Beneficial Ownership Limitation. Since Auctus has advised that, as of July 31, 2025, it owned 434,148 shares of common stock, which represented approximately 5.4% of the outstanding shares of common stock, and, as indicated in footnote (11) above, 403,138 Additional Shares are issuable to it, Auctus’ Series B preferred stock is not currently convertible into shares of common stock. Accordingly, as of July 31, 2025, Auctus, as the sole holder of the Series B preferred stock, is not entitled to any votes for such shares.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information as of December 31, 2024, with respect to compensation plans (including individual compensation arrangements) under which our common stock is authorized for issuance, aggregated as follows:

●	All compensation plans previously approved by security holders; and
●	All compensation plans not previously approved by security holders.

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	Number of securities to be issued upon exercise of outstanding options (a)	Weighted-average exercise price of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	3,263,467	$2.63	3,266,736
Total	3,263,467	$2.63	3,266,736

Certain Relationships and Related Transactions

Due to the infrequency of related party transactions, we have not formally adopted procedures for the review of, or standards for approval of, such transactions; however, our Board of Directors (or a designated committee thereof) will review related party transactions on a case-by-case basis.

PROPOSAL 1: ELECTION OF DIRECTORS

Two Class II directors are to be elected at the meeting to serve until the 2028 Annual Meeting of Stockholders and until their respective successors shall have been elected and have qualified or until their earlier resignation or removal.

Nominees for Class II Director

Each nominee is currently a member of our Board of Directors. The following table sets forth each nominee’s age as of the date of the annual meeting, the positions and offices presently held with us, and the month and year in which he became a director.

Name	Age	Positions Held	Director Since
Francisco Silva	50	Vice President of Research and Development, Secretary and Director	November 2020

David Rosa	61	Director, Nominating Committee Chair	November 2021

Francisco Silva

Francisco Silva has served as our Vice President of Research and Development since March 2013, having also previously served in such position from April 2011 until March 2012. Mr. Silva was elected our Secretary and a director in November 2020. He served as our Research Scientist from March 2012 to June 2012 and as our Chief Scientist from June 2012 to March 2013. From 2007 to 2011, Mr. Silva served as Chief Executive Officer of DV Biologics LLC, and as President of DaVinci Biosciences, LLC, companies engaged in the commercialization of human based biologics for both research and therapeutic applications. From 2003 to 2007, Mr. Silva served as Vice President of Research and Development for PrimeGen Biotech LLC, a company engaged in the development of cell based platforms. From 2002 to 2003, he was a Research Scientist with PrimeGen Biotech and was responsible for the development of experimental designs that focused on germ line reprogramming stem cell platforms. Mr. Silva has taught courses in biology, anatomy and advanced tissue culture at California State Polytechnic University. He has obtained a number of patents relating to stem cells and has had numerous articles published with regard to stem cell research. Mr. Silva graduated from California State Polytechnic University with a degree in Biology. He also obtained a Graduate Presidential Fellowship and MBRS Fellowship from California State Polytechnic University. We believe that Mr. Silva’s executive-level management experience with us since April 2011 and his extensive knowledge of the science related to our business give him the qualifications to serve as one of our directors.

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David Rosa

David Rosa has served as one of our directors and Chair of our Board’s Nominating Committee since November 2021. Mr. Rosa has served as the Chief Executive Officer, President and a director of NeuroOne Medical Technologies Corporation, or NeuroOne (Nasdaq: NMTC), since July 2017 and served as Chief Executive Officer and a director of NeuroOne, Inc., formerly its wholly-owned subsidiary, from October 2016 until December 2019, when NeuroOne, Inc. merged with and into NeuroOne. NeuroOne is committed to providing minimally invasive and hi-definition solutions for EEG recording, brain stimulation and ablation solutions for patients suffering from epilepsy, Parkinson’s disease, dystonia, essential tremors, chronic pain due to failed back surgeries and other related neurological disorders that may improve patient outcomes and reduce procedural costs. From November 2009 to November 2015, Mr. Rosa served as the Chief Executive Officer and President of Sunshine Heart, Inc., n/k/a CHF Solutions, Inc. (Nasdaq: CHFS), a publicly-held early-stage medical device company. From 2008 to November 2009, he served as Chief Executive Officer of Milksmart, Inc., a company that specializes in medical devices for animals. From 2004 to 2008, Mr. Rosa served as the Vice President of Global Marketing for Cardiac Surgery and Cardiology at St. Jude Medical, Inc. He serves as a director on the board of directors of Biotricity Inc. (Nasdaq:BTCY) and Healthcare Triangle, Inc. (Nasdaq:HCTI). Mr. Rosa previously served as Chairman of Neuro Event Labs, a privately-held company in Finland, and is an Advisory Board member of SYNAPS Dx, a privately-held company in Bethesda, Maryland. We believe that Mr. Rosa’s senior leadership experience in the medical device industry and his strong technical, strategic, and operational expertise give him the qualifications to serve as one of our directors.

Directors Not Standing For Election

Name	Age	Positions Held	Director Since	Class/Term Expiration
Lance Alstodt	54	Chief Executive Officer, President and Chairman of the Board	November 2020	Class III/2026
Patrick F. Williams	53	Director, Audit Committee Chair	November 2021	Class III/2026
Nickolay Kukekov, Ph.D.	52	Director, Compensation Committee Chair	March 2021	Class I/2027

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Lance Alstodt

Lance Alstodt has served as our Chief Executive Officer, President and Chairman of the Board since November 2020. He served as our Executive Vice President and Chief Strategy Officer from October 2018 to February 2020. Since 2013, Mr. Alstodt has served as Chief Executive Officer of MedVest Consulting Corporation, an advisory and capital firm that focuses exclusively on the healthcare industry. Prior to MedVest, he was an investment banker with over 23 years of experience with respect to healthcare investment banking, including mergers and acquisitions. From 2011 to 2013, Mr. Alstodt was a Managing Director at Leerink Partners where he helped lead its medical technology sector. From 2009 to 2011, he was a Managing Director and Head of Medical Technology at Oppenheimer & Co. From 2000 to 2009, Mr. Alstodt was a Managing Director in the Healthcare Group and Global Mergers and Acquisitions Group at Bank of America Merrill Lynch. He previously spent seven years as a Vice President in the Global Mergers and Acquisitions Group at J.P. Morgan Chase, where he worked extensively on acquisitions, leveraged buyouts, private and public financings, exclusive sales and general advisory assignments. Mr. Alstodt received a degree in Economics from the State University of New York at Albany, with a secondary concentration in Finance and Marketing. We believe that Mr. Alstodt’s executive-level management experience with us and other healthcare businesses and his extensive experience in the investment banking field relating to the healthcare sector give him the qualifications to serve as one of our directors.

Patrick F. Williams

Patrick F. Williams has served as one of our directors and Chair of our Board’s Audit Committee since November 2021. Mr. Williams has more than 25 years of experience across medical device, consumer product goods and technology sectors. Appointed as Chief Financial Officer of NeuroPace Inc. (“NeuroPace”) in June 2025, Mr. Williams is responsible for optimizing the financial performance of NeuroPace and ensuring the scalability of various functions to support high growth expansion. Mr. Williams served as Chief Financial Officer of STAAR Surgical Company from July 2020 to March 2025. From 2016 to 2019, he served as the Chief Financial Officer of Sientra, Inc. before transitioning to General Manager for its miraDry® business unit. From 2012 to 2016, Mr. Williams served as Chief Financial Officer of ZELTIQ Aesthetics, Inc., a publicly-traded medical device company that was acquired by Allergan. Previously, he served as Vice President in finance, strategy and investor relations roles from 2007 to 2012 at NuVasive, Inc., a San-Diego based medical device company servicing the spine sector. He has also held finance roles with Callaway Golf and Kyocera Wireless. Mr. Williams received an MBA in Finance and Management from San Diego State University and a Bachelor of Arts in Economics from the University of California, San Diego. We believe that Mr. Williams’ executive-level management experience with healthcare-related businesses, including his financial management expertise, give him the qualifications to serve as one of our directors.

Nickolay Kukekov, Ph.D.

Nickolay Kukekov, Ph.D. has served as one of our directors since March 2021 and Chair of our Board’s Compensation Committee since November 2021. For more than the past fifteen years, Dr. Kukekov has held a number of healthcare investment banking positions. He has served as Senior Managing Director of Paulson Investment Company, LLC since 2020. From 2012 to 2020, Dr. Kukekov was a founding partner of Highline Research Advisors LLC. He served as a Managing Director of Summer Street Research Partners from 2010 to 2012. From 2007 to 2009, Dr. Kukekov was a Managing Director of Paramount Capital. He served as a Vice President of Rodmen & Renshaw from 2006 to 2007. He serves as a director of Brain Scientific, Inc. and Omnia Wellness Inc. whose shares are publicly traded. Dr. Kukekov received a Bachelor of Arts degree in molecular, cellular and developmental biology from the University of Colorado at Boulder and a Ph.D. in neuroscience from Columbia University College of Physicians and Surgeons. We believe that Dr. Kukekov’s extensive experience in the investment banking field relating to the healthcare sector and his strong background in regenerative medicine give him the qualifications to serve as one of our directors.

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Scientific Advisors

Scientific Advisory Board

The following persons are the members of our Scientific Advisory Board:

Name	Principal Positions

Wayne Marasco, M.D., Ph.D. Chairman	Professor, Department of Cancer Immunology & AIDS, Dana-Farber Cancer Institute; Professor of Medicine, Harvard Medical School; Principal Faculty Member, Harvard Stem Cell Institute

Jason Lipetz, M.D. Chairman, Disc Advisory Committee

Founder, Long Island Spine Rehabilitation Medicine;

Chief of Spine Medicine, Northwell Health Spine Center;

Clinical Assistant Professor, Department of Physical Medicine and Rehabilitation, Zucker School of Medicine at Hofstra/Northwell

Wayne J. Olan, M.D.

Director, Interventional and Endovascular Neurosurgery;

Associate Professor, Neurosurgery and Radiology, George Washington University Medical Center;

Consulting Physician, Department of Radiology, National Institutes of Health

Joy Cavagnaro, Ph.D., DABT, RAC

President and Founder, Access BIO, L.C.; Fellow, Academy of Toxicological Sciences and the Regulatory Professional Society;

Formerly Senior Pharmacologist and Director of Quality Assurance, Food and Drug Administration’s Center for Biologics Evaluation and Research

Harvinder Sandhu, M.D.	Orthopedic Spine Surgeon, Hospital for Special Surgery; Formerly Chief of Spinal Surgery Service, UCLA Medical Center

Christopher Plastaras, M.D.

Clinical Director of Musculoskeletal Spine and Sports Rehabilitation Medicine and Physiatrist, MossRehab;

Formerly Director of The Penn Spine and Rehabilitation Center;

Formerly Director of Spine, Sports and Musculoskeletal Medicine Fellowship, University of Pennsylvania

Family Relationships

There are no family relationships among any of our executive officers, directors and Scientific Advisory Board members.

Term of Office

We have a classified Board of Directors. Each Class II director will hold office until the 2028 annual meeting of stockholders and until his respective successor shall have been elected and have qualified or until his earlier resignation or removal. Each Class I director will hold office until the 2027 annual meeting of stockholders and until his respective successor shall have been elected and have qualified or until his earlier resignation or removal. Each Class III director will hold office until the 2026 annual meeting of stockholders and until his respective successor shall have been elected and have qualified or until his earlier resignation or removal. Each executive officer will hold office until the initial meeting of the Board of Directors following the next annual meeting of stockholders and until his successor is elected and qualified or until his or her earlier resignation or removal.

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Committees

Audit Committee

The Audit Committee of the Board of Directors is responsible for overseeing our accounting and financial reporting processes and the services provided by our independent registered public accounting firm. The responsibilities and duties of the Audit Committee include the following:

●	assist the Board of Directors in fulfilling its responsibilities by reviewing the financial reports provided by us to the SEC, our stockholders or to the general public, and our internal financial and accounting controls;

●	oversee the appointment, compensation and retention of, and the work performed by, any independent registered public accounting firm engaged by us;

●	recommend, establish and monitor procedures designed to improve the quality and reliability of the disclosure of our financial condition and results of operations;

●	recommend, establish and monitor procedures designed to facilitate:

●	the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters; and

●	the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.

The members of our Board’s Audit Committee currently are Messrs. Williams (Chair) and Rosa and Dr. Kukekov. Our Board has adopted a written charter for the Audit Committee. A copy of the charter is available on our website, www.biorestorative.com.

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Nominating Committee

The Nominating Committee of the Board of Directors is responsible for assisting the Board in identifying and recruiting qualified individuals to become Board members and selecting director nominees to be presented for Board and/or stockholder approval. The members of the Nominating Committee currently are Messrs. Rosa (Chair) and Williams and Dr. Kukekov. Our Board has adopted a written charter for the Nominating Committee. A copy of the charter is available on our website, www.biorestorative.com. While the Nominating Committee does not have a formal policy on diversity for members of the Board of Directors, the Nominating Committee considers diversity of background, experience and qualifications in evaluating prospective Board members. The Nominating Committee will consider qualified director candidates recommended by stockholders if such recommendations are provided in accordance with the procedures set forth in the section entitled “Stockholder Proposals - Stockholder Nominees” below. The Nominating Committee evaluates all candidates based upon, among other factors, a candidate’s financial literacy, knowledge of our industry, other relevant background experience, judgment, skill, integrity, the interplay of a candidate’s experience with the experience of other Board members, ‘independence’ (for purposes of compliance with the NASDAQ Marketplace Rules), and willingness, ability and availability for service. After conducting an initial evaluation of a prospective nominee, the Nominating Committee will interview that candidate if it believes the candidate might be suitable to be a director. The Nominating Committee may also ask the candidate to meet with management. If the Nominating Committee believes a candidate would be a valuable addition to our Board of Directors, it may recommend to the full Board that candidate’s nomination and election. At this time, the Nominating Committee has not adopted minimum criteria for consideration of a proposed candidate for nomination.

Compensation Committee

The Compensation Committee of the Board of Directors is responsible for the management of our business and affairs with respect to the compensation of our employees. The responsibilities and duties of the Compensation Committee include the following:

●	review and approve corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluate the Chief Executive Officer’s performance in light of those goals and objectives, and determine and approve the Chief Executive Officer’s compensation level based on this evaluation;

●	review and approve corporate goals and objectives relevant to the compensation of our other executive officers, evaluate the performance of such other executive officers in light of those goals and objectives, and make recommendations to the Board with respect to the compensation of such other executive officers;

●	make recommendations to the Board with respect to director compensation;

●	approve any new equity compensation plan or any material change to an existing plan, approve grants pursuant to equity compensation plans and administer such plans;

●	in consultation with management, oversee regulatory compliance with respect to compensation matters; and

●	make recommendations to the Board with respect to any severance or similar termination payments proposed to be made to any current or former executive officer.

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The members of the Compensation Committee currently are Dr. Kukekov (Chair) and Messrs. Rosa and Williams. Our Board has adopted a written charter for the Compensation Committee. A copy of the charter is available on our website, www.biorestorative.com.

The Compensation Committee may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Compensation Committee. Our Chief Executive Officer assists the Compensation Committee from time to time by advising on a variety of compensation matters, such as assisting the Compensation Committee in determining appropriate salaries and bonuses for our executive officers. The Compensation Committee has the authority to consult with management to assist it in its efforts.

Pursuant to its charter, the Compensation Committee also has the sole authority to retain and terminate outside compensation consultants, as well as to approve the consultant’s fees and any other terms of the engagement.

Board Leadership Structure and Role in Risk Oversight

Our Board of Directors as a whole is responsible for our risk oversight. Our executive officers address and discuss with our Board of Directors our risks and the manner in which we manage or mitigate such risks. While our Board of Directors has the ultimate responsibility for our risk oversight, our Board of Directors works in conjunction with its committees on certain aspects of its risk oversight responsibilities. In particular, our Audit Committee focuses on financial reporting risks and related controls and procedures and our Compensation Committee strives to create compensation practices that do not encourage excessive levels of risk taking that would be inconsistent with our strategies and objectives.

Since November 2020, Lance Alstodt has served as our Chief Executive Officer and Chairman of the Board. We do not currently have a lead independent director. At this time, our Board believes that Mr. Alstodt’s combined role as Chief Executive Officer and Chairman of the Board enables us to benefit from Mr. Alstodt’s significant institutional and industry knowledge and experience, while at the same time promoting unified leadership and direction for our Board and executive management without duplication of effort and cost. Given our history, position, Board composition and the relatively small size of our company and management team, at this time, our Board believes that we and our stockholders are best served by our current leadership structure.

Report of the Audit Committee

In overseeing the preparation of the financial statements of the Company as of December 31, 2024 and 2023 and for the years then ended, the Audit Committee met with management to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee discussed the statements with management. The Audit Committee also discussed with Marcum LLP, the Company’s then independent registered public accounting firm, the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees, as currently in effect.

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The Audit Committee received the written disclosures and the letter from Marcum required by applicable requirements of the Public Company Accounting Oversight Board regarding Marcum’s communications with the Audit Committee concerning independence and the Audit Committee discussed Marcum’s independence with Marcum.

On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the SEC.

Members of the Audit Committee

Patrick F. Williams

Nickolay Kukekov, Ph.D.

David Rosa

Meetings

Our Board of Directors held seven meetings during the fiscal year ended December 31, 2024.

The Audit Committee of the Board of Directors held six meetings during the fiscal year ended December 31, 2024.

The Nominating Committee of the Board of Directors did not meet during the fiscal year ended December 31, 2024.

The Compensation Committee of the Board of Directors held one meeting during the fiscal year ended December 31, 2024.

During the fiscal year ended December 31, 2024, each of our then directors, except for Mr. Rosa, attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of the meetings of all committees of the Board on which they served. Mr. Rosa attended approximately 71% of such meetings. In addition to Board and committee meetings, Mr. Rosa meets regularly with our management on matters relating to the Company.

We do not have a formal policy regarding director attendance at our annual meeting of stockholders. However, all directors are encouraged to attend. Messrs. Alstodt and Silva were in attendance at last year’s annual meeting of stockholders.

Communications with Board of Directors

Any security holder who wishes to communicate with our Board of Directors or a particular director should send the correspondence to the Board of Directors, BioRestorative Therapies, Inc., 40 Marcus Drive, Suite One, Melville, New York 11747, Attention: Corporate Secretary. Any such communication so addressed will be forwarded by the Corporate Secretary to the members or a particular member of the Board.

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Audit Committee Financial Expert

Our Board has determined that Mr. Williams qualifies as an “audit committee financial expert,” as that term is defined in Item 407(d)(5) of Regulation S-K.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Exchange Act requires that reports of beneficial ownership of common stock and changes in such ownership be filed with the SEC by Section 16 “reporting persons,” including directors, certain officers, holders of more than 10% of the outstanding common stock and certain trusts of which reporting persons are trustees. We are required to disclose in this proxy statement each reporting person whom we know to have failed to file any required reports under Section 16 on a timely basis during the fiscal year ended December 31, 2024. To our knowledge, based solely on a review of copies of Forms 3, 4 and 5 filed with the SEC, during the fiscal year ended December 31, 2024, our officers, directors and 10% stockholders complied with all Section 16(a) filing requirements applicable to them, except that Dale Broadrick, a 10% stockholder, filed a Form 4 late (reporting one transaction).

Director Independence

Board of Directors

Our Board of Directors is currently comprised of Lance Alstodt (Chairman), Francisco Silva, Nickolay Kukekov, Ph.D., Patrick F. Williams and David Rosa. Each of Dr. Kukekov and Messrs. Williams and Rosa is currently an “independent director” based on the definition of independence in Listing Rule 5605(a)(2) of the listing standards of The Nasdaq Stock Market.

Audit Committee

The members of our Board’s Audit Committee currently are Messrs. Williams (Chair) and Rosa and Dr. Kukekov, each of whom is an “independent director” based on the definition of independence in Listing Rule 5605(a)(2) of the listing standards of The Nasdaq Stock Market and Rule 10A-3(b)(1) under the Exchange Act.

Nominating Committee

The members of our Board’s Nominating Committee currently are Messrs. Rosa (Chair) and Williams and Dr. Kukekov, each of whom is an “independent director” based on the definition of independence in Listing Rule 5605(a)(2) of the listing standards of The Nasdaq Stock Market.

Compensation Committee

The members of our Board’s Compensation Committee currently are Dr. Kukekov (Chair) and Messrs. Williams and Rosa, each of whom is an “independent director” based on the definition of independence in Listing Rule 5605(a)(2) of the listing standards of The Nasdaq Stock Market.

Code of Ethics for Senior Financial Officers

Our Board of Directors has adopted a Code of Business Conduct and Ethics for our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the Code of Business Conduct and Ethics is posted on our website, www.biorestorative.com. We intend to satisfy the disclosure requirement under Item 5.05(c) of Form 8-K regarding an amendment to, or a waiver from, our Code of Business Conduct and Ethics by posting such information on our website, www.biorestorative.com.

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Insider Trading Policy

We have adopted an insider trading policy governing the purchase, sale and/or other disposition of our company’s securities by directors, officers and employees that is designed to promote compliance with insider trading laws, rules and regulations, as well as procedures designed to further the foregoing purposes. A copy of our insider trading policy is filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, available electronically to our stockholders. In addition, from time to time, we may engage in transactions in our company’s securities. It is our intent to comply with applicable laws and regulations relating to insider trading.

Recommendation

The Board of Directors recommends a vote FOR both Class II nominees.

PROPOSAL 2: AMENDMENT TO THE COMPANY’S 2021 STOCK INCENTIVE PLAN

Our Board of Directors has approved, subject to stockholder approval, an amendment to the BioRestorative Therapies, Inc. 2021 Stock Incentive Plan (the “Plan”) to increase the number of shares of common stock authorized to be issued thereunder from 6,850,000 to 9,850,000. The amendment to the Plan is being submitted to the stockholders for approval.

As of July 31, 2025, options for the purchase of 5,262,973 shares of common stock, net of forfeitures, 318,356 restricted stock units (“RSUs”) and 1,442 shares of common stock had been granted pursuant to the Plan. As of such date, 1,267,229 shares were reserved for future grants under the Plan (without giving effect to the amendment to the Plan increasing the number of shares authorized to be issued under the Plan to 9,850,000, subject to stockholder approval). See “Plan Benefits” below for additional details.

The Plan was originally adopted by our Board on March 18, 2021. Pursuant to the Plan, up to 1,175,000 shares of common stock were initially authorized to be issued. Stockholder approval of the Plan was obtained on August 17, 2021. On December 10, 2021, our Board, subject to stockholder approval, increased the number of shares authorized to be issued under the Plan from 1,175,000 to 2,500,000 and revised certain provisions of the Plan to make clear the authority of our Board and Compensation Committee to reduce the exercise price of options granted pursuant to the Plan (either directly or pursuant to the cancellation of an outstanding option and the regrant of the option at a reduced exercise price). Stockholder approval was obtained on November 3, 2022. On July 13, 2023, our Board, subject to stockholder approval, increased the number of shares authorized to be issued under the Plan from 2,500,000 to 3,850,000. Stockholder approval was obtained on September 13, 2023. Effective as of July 23, 2024, our Board, subject to stockholder approval, increased the number of shares authorized to be issued under the Plan from 3,850,000 to 6,850,000. Stockholder approval was obtained on September 19, 2024. Effective as of July 17, 2025, our Board, subject to stockholder approval, increased the number of shares authorized to be issued under the Plan from 6,850,000 to 9,850,000.

The Plan plays an important role in our efforts to attract and retain employees of outstanding ability and to align the interests of employees with those of the stockholders through increased stock ownership. As discussed below, the Plan is also designed to provide incentives to our non-employee directors, consultants and advisors.

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The following statements include summaries of certain provisions of the Plan. The statements do not purport to be complete and are qualified in their entirety by reference to the provisions of the Plan, a copy of which is available at our offices.

Purpose

The purpose of the Plan is to promote the success and enhance the value of the Company and its subsidiaries by linking the individual interests of employees, consultants, advisors and members of our Board of Directors to those of our stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to our stockholders. The Plan is further intended to provide flexibility to the Company and its subsidiaries in their ability to motivate, attract, and retain the services of those individuals upon whose judgment, interest, and special effort the successful conduct of our operation is largely dependent.

Administration

The Plan provides for its administration by our Board of Directors, or a committee (the “Committee”) appointed by the Board. The following discussion of the Plan assumes that the Plan is administered by the Compensation Committee.

The Committee has authority (subject to certain restrictions) to select from the group of eligible employees, non-employee directors, consultants and advisors the individuals or entities to whom awards will be granted under the Plan, and to determine the times at which awards will be granted and the terms of such grants. The Committee is authorized to interpret the Plan and the interpretation and construction by the Committee of any provision of the Plan or of any award granted under the Plan shall be final and conclusive. The receipt of awards under the Plan by directors or any members of the Committee shall not preclude their vote on any matters in connection with the administration or interpretation of the Plan.

As amended, pursuant to the Plan, the Committee is authorized to reduce the exercise price of granted options (either directly or pursuant to a cancellation of the options and the regrant of an option at a reduced exercise price equal to the then fair market value (as defined in the Plan) of our common stock).

Eligibility

Subject to certain limitations as set forth in the Plan, options to purchase shares may be granted thereunder to persons or entities who, in the case of incentive stock options, are employees of the Company or, in the case of non-qualified stock options, are employees or non-employee directors of, or certain consultants or advisors to, the Company. Subject to certain limitations as set forth in the Plan, restricted stock, RSUs, stock appreciation rights and other stock awards may be granted thereunder to persons or entities who are employees or non-employee directors of, or certain consultants or advisors to, the Company.

As of July 31, 2025, 13 employees, three non-employee directors and six members of our Scientific Advisory Board were eligible to receive awards under the Plan.

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Options

Nature of Options

The Committee may grant options under the Plan which are intended to either qualify as “incentive stock options” within the meaning of Section 422 of the Code or not so qualify. We refer to options that do not so qualify as “non-qualified stock options.” The Federal income tax consequences relating to the grant and exercise of incentive stock options and non-qualified stock options are described below under “Federal Income Tax Consequences.”

Option Price

The option price of the shares subject to an incentive stock option or a non-qualified stock option may not be less than the fair market value of the common stock on the date upon which such option is granted. In addition, in the case of a recipient of an incentive stock option who, at the time the option is granted, owns more than 10% of the total combined voting power of all classes of our stock or of a parent or of any of our subsidiaries, the option price of the shares subject to such option must be at least 110% of the fair market value of the common stock on the date upon which such option is granted.

On July 31, 2025, the last reported sale price for our common stock on The Nasdaq Capital Market was $1.47 per share.

Exercise of Options

An option granted under the Plan shall be exercised by the delivery by the holder to our Secretary at our principal office of a written or electronic notice of the number of shares with respect to which the option is being exercised. The notice must be followed by payment of the full option price of such shares which must be made by the holder’s delivery of (i) cash or check in such amount, (ii) previously acquired common stock, the fair market value of which shall be determined as of the date of exercise, (iii) other form of legal consideration acceptable to the Committee, or (iv) any combination of the foregoing.

Duration of Options

No incentive stock option granted under the Plan shall be exercisable after the expiration of ten years from the date of its grant. However, if an incentive stock option is granted to a 10% stockholder, the option shall not be exercisable after the expiration of five years from the date of its grant.

Non-qualified stock options granted under the Plan shall be exercisable for a period of up to ten years from the date of their grant.

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Non-Transferability

Options granted under the Plan are not transferable otherwise than by will or the laws of descent and distribution and such options are exercisable, during a holder’s lifetime, only by the grantee; provided, however, that a non-qualified stock option granted under the Plan may, upon the approval of the Committee, be transferred in whole or in part during a grantee’s lifetime to certain family members of a grantee through a gift or domestic relations offer.

Death, Disability or Termination of Employment

Subject to the terms of the agreement pursuant to which the options are granted, if the employment of an employee or the services of a non-employee director, consultant or advisor shall terminate other than for cause or by reason of death or disability, such option may be exercised at any time within three months after such termination, but in no event after the expiration of the option.

Subject to the terms of the agreement pursuant to which the options are granted, if an option holder under the Plan dies while employed by us or while serving as a non-employee director of, or consultant or advisor to, us, then such option may be exercised by the estate of the employee, non-employee director, consultant or advisor, or by a person who acquired such option by bequest or inheritance from the deceased option holder, at any time within twelve months after his death.

Subject to the terms of the stock option agreement pursuant to which the options are granted, if the holder of an option under the Plan ceases employment or services because of permanent and total disability (as defined in the Plan) while employed by, or while serving as a non-employee director of, or consultant or advisor to, us, then such option may be exercised at any time within twelve months after his termination of employment, termination of directorship, or termination of consulting or advisory arrangement or agreement due to the disability.

Stock Appreciation Rights

The Committee may grant stock appreciation rights (an “SAR”) to such persons eligible under the Plan as selected from time to time. SARs shall be granted at such times, in such amounts and under such other terms and conditions as the Committee shall determine. An SAR entitles the grantee to exercise the SAR, in whole or in part, in exchange for payment of shares of our common stock, cash or a combination thereof, as determined by the Committee, equal in value to the excess of the fair market value of the shares of our common stock underlying the SAR, determined on the date of exercise, over the fair market value of our common stock underlying the SAR on the date of grant.

No SAR granted under the Plan shall be exercisable after the expiration of ten years from the date of its grant.

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Restricted Stock and Restricted Stock Unit Grants

The Committee may grant restricted stock and RSUs under the Plan to any individual or entity eligible to receive restricted stock or RSUs. A restricted stock or RSU award is an award of shares of our common stock that is subject to certain conditions on vesting and to certain restrictions on transferability.

Shares granted pursuant to a grant of restricted stock or RSUs shall vest as determined by the Committee. Except as otherwise provided in the award agreement, a grantee shall forfeit all shares not previously vested, if any, at such time as the grantee is no longer employed by, or serving as a director of, or rendering consulting or advisory services to, us.

In determining the vesting requirements with respect to a grant of restricted stock or RSUs, the Committee may impose such restrictions on any shares granted as it may deem advisable including, without limitation, restrictions relating to length of service, corporate performance, attainment of individual or group performance goals and federal or state securities laws.

During the period that restricted stock is unvested, the grantee will be the record owner of the restricted stock and shall be entitled to receive all dividends and other distributions paid with respect to such shares while they are so restricted; however, if any dividends or distributions are payable in shares of our stock, cash and/or other property during an applicable period of restriction, the shares, cash and/or other property deliverable shall be held by us until such time as the vesting restrictions with respect to the restricted stock are satisfied.

A holder of RSUs shall not have any rights of a stockholder with respect to the shares of common stock underlying the RSUs unless and until the RSUs vest and are settled by the issuance of shares of common stock.

Amendment and Termination

The Plan (but not the options or other stock awards previously granted thereunder) shall terminate on March 18, 2031, ten years from the date that it was adopted by our Board. Subject to certain limitations, the Plan may be amended or modified from time to time or terminated at an earlier date by our Board or by the stockholders.

Federal Income Tax Consequences

The following discussion is intended only as a brief summary of the federal income tax rules relevant to stock options, restricted stock and RSUs granted under the Plan. These rules are highly technical and subject to change. The following discussion is limited to the federal income tax rules relevant to us and to the individuals who are citizens or residents of the United States. The discussion does not address state, local or foreign income tax consequences.

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Non-qualified Stock Options

Under the Code and the Treasury Department Regulations, a non-qualified stock option does not ordinarily have a readily ascertainable fair market value when it is granted. This rule will apply to our grant of non-qualified stock options. Consequently, the grant of a non-qualified stock option to an optionee will result in neither income to him or her nor a deduction to us. Instead, the optionee will recognize compensation income at the time he or she exercises the non-qualified stock option in an amount equal to the excess, if any, of the then fair market value of the shares transferred to the optionee over the option price. Subject to the applicable provisions of the Code and the Treasury Department Regulations regarding withholding of tax, a deduction will be allowable to us in the year of exercise in the same amount as is includable in the optionee’s income.

For purposes of determining the optionee’s gain or loss on the sale or other disposition of the shares transferred to him or her upon exercise of a non-qualified stock option, the optionee’s basis in such shares will be the sum of the optionee’s option price plus the amount of compensation income recognized by him or her on exercise. Such gain or loss will be capital gain or loss and will be long-term or short-term depending upon the holding period requirement for the shares. No part of any such gain will be an item of tax preference for purposes of the alternative minimum tax.

Incentive Stock Options

Options granted under the Plan which qualify as incentive stock options under Section 422 of the Code will be treated as follows:

Except to the extent that the alternative minimum tax rule described below applies, no tax consequences will result to the optionee or us from the grant of an incentive stock option to, or the exercise of an incentive stock option by, the optionee. Instead, the optionee will recognize gain or loss when he or she sells or disposes of the shares transferred to him or her upon exercise of the incentive stock option. For purposes of determining such gain or loss, the optionee’s basis in such shares will be his or her option price. If the optionee holds the shares acquired upon exercise for the requisite holding period set forth in the Code, the optionee will realize long-term capital gain treatment upon their sale or disposition.

Generally, we will not be allowed a deduction with respect to an incentive stock option. However, if an optionee fails to meet the foregoing holding period requirements (a so-called disqualifying disposition), any gain recognized by the optionee upon the sale or disposition of the shares transferred to him or her upon exercise of an incentive stock option will be treated in the year of such sale or disposition as ordinary income, rather than capital gain, to the extent of the excess, if any, of the fair market value of the shares at the time of exercise (or, if less, in certain cases the amount realized on such sale or disposition) over their option price, and in that case we will be allowed a corresponding deduction.

For purposes of the alternative minimum tax, the amount, if any, by which the fair market value of the shares transferred to the optionee upon such exercise exceeds the option price will be included in determining the optionee’s alternative minimum taxable income. In addition, for purposes of such tax, the basis of such shares will include such excess.

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To the extent that the aggregate fair market value (determined at the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by the optionee during any calendar year exceeds $100,000, such options will not be incentive stock options. In this regard, upon the exercise of an option which is deemed, under the rule described in the preceding sentence, to be in part an incentive stock option and in part a non-qualified stock option, under existing Internal Revenue Service guidelines, we may designate which shares issued upon exercise of such options are incentive stock options and which shares are non-qualified stock options. In the absence of such designation, a pro rata portion of each share issued is to be treated as issued pursuant to the exercise of an incentive stock option and the balance of each share treated as issued pursuant to the exercise of a non-qualified stock option.

Other Stock-Based Awards

The income tax consequences of the other stock-based awards will depend on how such awards are structured. In the case of the grant of an RSU, a participant will not be in receipt of taxable income at the time of grant. On delivery, a participant will be in receipt of ordinary income in an amount equal to the fair market value of the acquired shares of common stock.

New Plan Benefits

The benefits that will be awarded or paid under the Plan are not currently determinable (see, however, “Eligibility” above). Awards granted under the Plan are within the discretion of the Committee, and the Committee has not determined future awards or who might receive them.

Plan Benefits

The following table sets forth certain information regarding options and RSUs granted under the Plan, net of forfeitures, as of July 31, 2025, to (i) each Named Executive Officer, (ii) all current executive officers as a group, (iii) all current directors who are not executive officers as a group, (iv) each nominee for election as a director, (v) each associate of any such directors, executive officers or nominees, (vi) each other person who received 5% of the options granted and (vii) all employees, including current officers who are not executive officers, as a group:

Name and Position	Common Stock Underlying Options Granted		Weighted Average Exercise Price Per Share	Restricted Stock Units Granted
Lance Alstodt Chief Executive Officer, President and Chairman of the Board	1,672,781	(1)	$2.75	159,178	(8)
Francisco Silva Vice President of Research and Development	1,606,082	(2)	$2.91	159,178	(8)
Robert Kristal Chief Financial Officer	529,108	(3)	$2.09	-
All current executive officers as a group	3,807,971	(4)	$2.73	318,356	(8)
All current directors who are not executive officers as a group	539,134	(5)	$2.32	-
Jason Lipetz, M.D., Chairman, Disc Advisory Committee of Scientific Advisory Board	584,900	(6)	$2.19	-
All employees, including all current officers who are not executive officers, as a group	243,322	(7)	$1.99	-

(1)	Such options have vested to the extent of 1,099,021 shares.
(2)	Such options have vested to the extent of 1,060,222 shares.
(3)	Such options have vested to the extent of 336,057 shares.
(4)	Such options have vested to the extent of 2,495,300 shares.
(5)	Such options have vested to the extent of 447,028 shares.
(6)	Such options have vested to the extent of 488,322 shares.
(7)	Such options have vested to the extent of 139,195 shares.
(8)	Such RSUs have vested.

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Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information as of December 31, 2024, with respect to compensation plans (including individual compensation arrangements) under which our shares of common stock are authorized for issuance, aggregated as follows:

●	All compensation plans previously approved by security holders; and
●	All compensation plans not previously approved by security holders.

Equity Compensation Plan Information

	Number of securities to be issued upon exercise of outstanding options (a)	Weighted-average exercise price of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	3,263,467	$2.63	3,266,736
Total	3,263,467	$2.63	3,266,736

Vote Required

The approval of the amendment to the Plan requires the affirmative vote of stockholders who hold a majority of the voting power present in person or represented by proxy at the meeting.

Recommendation

The Board of Directors recommends a vote FOR approval of the amendment to the Plan.

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PROPOSAL 3: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has selected CBIZ CPAs P.C. (“CBIZ CPAs”) as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

Although ratification by stockholders is not required by our organizational documents or other applicable law, our Board of Directors has determined that requesting ratification by stockholders of the appointment of CBIZ CPAs as our independent registered public accounting firm for the fiscal year ending December 31, 2025 is a matter of good corporate practice. If stockholders do not ratify the selection, the Audit Committee may reconsider whether or not to retain CBIZ CPAs, but may still determine to retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.

Marcum LLP served as our independent registered public accounting firm with respect to the fiscal years ended December 31, 2022, 2023 and 2024. On November 1, 2024, CBIZ CPAs acquired the attest business of Marcum. On April 15, 2025, Marcum informed us that it resigned as our independent registered public accounting firm as a result of such acquisition. On April 16, 2025, our Audit Committee engaged CBIZ CPAs as our independent registered public accounting firm.

The audit report of Marcum on our consolidated financial statements as of and for the fiscal years ended December 31, 2024 and 2023 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2024 and 2023, and the subsequent interim period through April 16, 2025, there were no disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Marcum, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

During the fiscal years ended December 31, 2024 and 2023, and the subsequent interim period through April 16, 2025, we had the following “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K): As disclosed in Part II, Item 9A of our Form 10-Ks for the fiscal years ended December 31, 2024 and 2023, there were material weaknesses identified in internal control over financial reporting related to lack of adherence to formal policies and procedures, lack of risk assessment procedures on internal controls to detect financial reporting risks in a timely manner, lack of design and implementation of effective controls to achieve complete and accurate financial reporting and disclosures, including documented controls over the preparation and review of journal entries, account reconciliations and income taxes, and lack of design and implementation of effective controls over the accounting for warrants issued in connection with equity financings.

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No consultations occurred between us and CBIZ CPAs during the two most recent fiscal years and the subsequent interim period prior to CBIZ CPAs’s appointment regarding either (a) the application of accounting principles to a specific completed or proposed transaction, the type of audit opinion that might be rendered on our financial statements, or other information provided that was considered by us in reaching a decision as to an accounting, auditing or financial reporting issue, or (b) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

It is not expected that a representative of CBIZ CPAs will attend the meeting.

The following is a summary of the fees billed or expected to be billed to us by Marcum LLP, our independent registered public accountants, for professional services rendered with respect to the fiscal years ended December 31, 2024 and 2023:

	2024	2023
	Marcum LLP	Marcum LLP
Audit fees (1)	$138,000	$101,500
Audit-related fees (2)	35,000	37,000
Tax fees (3)	-	-
All other fees (4)	-	-
	$173,000	$138,500

(1)	Audit Fees consist of fees billed and expected to be billed for services rendered for the audit of our consolidated financial statements for the fiscal years ended December 31, 2024 and 2023, and the review of our condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q.

(2)	Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit of our financial statements and in connection with the filing of Forms S-1, S-3 and S-8 registration statements and are not reported under “Audit Fees.”

(3)	Tax Fees consist of fees billed for professional services related to preparation of our U.S. federal and state income tax returns and tax advice.

(4)	All Other Fees consist of fees billed for products and services provided by our independent registered public accountants, other than those disclosed above.

The Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent registered public accounting firm and approves in advance any services to be performed by the independent registered public accounting firm, whether audit-related or not. The Audit Committee reviews each proposed engagement to determine whether the provision of services is compatible with maintaining the independence of the independent registered public accounting firm. The fees shown above were pre-approved either by our Board or our Audit Committee.

Vote Required

The ratification of the selection of CBIZ CPAs P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2025 requires the affirmative vote of stockholders who hold a majority of the voting power present in person or represented by proxy at the meeting and entitled to vote.

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Recommendation

The Board of Directors recommends that stockholders vote FOR the ratification of the selection of CBIZ CPAs P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

PROPOSAL 4: ADVISORY VOTE ON THE COMPENSATION OF

THE COMPANY’S NAMED EXECUTIVE OFFICERS

In accordance with the rules of the SEC, we are providing our stockholders with the opportunity to cast a non-binding advisory vote on the compensation of our Named Executive Officers as disclosed pursuant to Item 402(m) through (q) of Regulation S-K, including the compensation tables and narrative discussion in this proxy statement.

The compensation structure established by our Compensation Committee is designed to attract and retain motivated executives who substantially contribute to our long-term success and the creation of stockholder value, to reward executives when we perform financially or operationally well, to align the financial interests of our executives with the interests of our stockholders, and to be competitive within our industry. We believe that our philosophy and practices have resulted in executive compensation decisions that are appropriate and that have benefited us over time.

We are requesting stockholder approval of the compensation of our Named Executive Officers as disclosed in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our Named Executive Officer compensation. Because the stockholder vote is advisory, it is not binding on us or our Board of Directors. However, our Board and the Compensation Committee, which is responsible for designing and administering our executive compensation program, value the opinions that our stockholders express in their votes. The whether to recommend any changes or modifications to our executive compensation policies and practices as a result of such votes.

We are asking our stockholders to indicate their support for our Named Executive Officer compensation through the following resolution:

“RESOLVED, that the stockholders approve the compensation paid to our Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion in this proxy statement.”

Vote Required

The affirmative vote of the holders of a majority of the voting power present at the meeting, in person or by proxy, is required for approval of this proposal.

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Recommendation

The Board of Directors recommends a vote FOR approval of the compensation of our executive officers as disclosed in this proxy statement.

STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at our next annual meeting of stockholders pursuant to the provisions of Rule 14a-8 of the SEC, promulgated under the Exchange Act, must be received at our offices in Melville, New York, by April 9, 2026, for inclusion in our proxy statement and form of proxy relating to such meeting.

The following requirements with respect to stockholder proposals and stockholder nominees to our Board of Directors are included in our bylaws.

Stockholder Proposals

In order for a stockholder to make a proposal at an annual meeting of stockholders, under our bylaws, timely notice must be received by us in advance of the meeting. To be timely, a stockholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices not less than 45 days nor more than 75 days prior to the one-year anniversary of the date on which we first mailed the proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that if the meeting is convened more than 30 days prior to or delayed more than 30 days after the anniversary of the preceding year’s annual meeting or if no annual meeting was held in the preceding year, to be timely a stockholder’s notice must be received not later than the close of business on the later of (i) the 90th day before such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made.

A stockholder’s notice must set forth as to each matter the stockholder proposes to bring before the annual meeting certain information regarding the proposal, including the following:

●	a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest (financial or other) of such stockholder in such business; and

●	with respect to the stockholder proposing such business or the beneficial owner, if any, on whose behalf the proposal is made: (i) the name and address of each such party; (ii) the class and number of shares that are beneficially owned by each such party; (iii) any derivative instruments that are beneficially owned by each such party and any other opportunity to profit or share in any profit derived from any increase or decrease in the value of our capital stock; (iv) any proxy or arrangement pursuant to which either party has a right to vote any shares; (v) any short interest in any of our securities; (vi) any rights to dividends that are separated from our underlying shares; (vii) any proportionate interest in our capital stock or any derivative instruments held by a general or limited partnership in which either party is a general partner or beneficially owns a general partner; (viii) any performance-related fees (other than an asset-based fee) that each such party is entitled to based on any increase or decrease in the value of our capital stock or any derivative instruments; (ix) any other information relating to each such party that would be required to be disclosed in a proxy statement; and (x) a statement as to whether or not each such party will deliver a proxy statement and form of proxy to holders of at least that percentage of voting power of all of our shares of capital stock required under applicable law to carry the proposal.

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Stockholder Nominees

In order for a stockholder to nominate a candidate for director at an annual meeting of stockholders, under our bylaws, timely notice of the nomination must be received by us in advance of the meeting. To be timely, a stockholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices not less than 45 days nor more than 75 days prior to the one-year anniversary of the date on which we first mailed the proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that if the meeting is convened more than 30 days prior to or delayed more than 30 days after the anniversary of the preceding year’s annual meeting or if no annual meeting was held in the preceding year, to be timely a stockholder’s notice must be so received not later than the close of business on the later of (i) the 90th day before such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made.

The stockholder sending the notice of nomination must describe various matters, including the following:

●	as to each person whom the stockholder proposes to nominate for election as a director, all information relating to such person as would be required to be disclosed in solicitations of proxies for election of such nominee as a director pursuant to Regulation 14A under the Exchange Act;

●	with respect to the stockholder proposing such nomination or the beneficial owner, if any, on whose behalf the nomination is made: (i) the name and address of each such party; (ii) the class and number of shares that are beneficially owned by each such party; (iii) any derivative instruments that are beneficially owned by each such party and any other opportunity to profit or share in any profit derived from any increase or decrease in the value of our capital stock; (iv) any proxy or arrangement pursuant to which either party has a right to vote any shares; (v) any short interest in any of our securities; (vi) any rights to dividends that are separated from our underlying shares; (vii) any proportionate interest in our capital stock or any derivative instruments held by a general or limited partnership in which either party is a general partner or beneficially owns a general partner; (viii) any performance-related fees (other than an asset-based fee) that each such party is entitled to based on any increase or decrease in the value of our capital stock or any derivative instruments; (ix) any other information relating to each such party that would be required to be disclosed in a proxy statement; and (x) a statement as to whether or not each such party will deliver a proxy statement and form of proxy to holders of at least that percentage of voting power of all of the shares of our capital stock reasonably believed to be sufficient to elect the nominee or nominees proposed to be nominated; and

●	the written consent by the nominee, agreeing to serve as a director if elected.

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These requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in our proxy statement.

Any notice given pursuant to the foregoing requirements must be sent to our Secretary at 40 Marcus Drive, Suite One, Melville, New York 11747. The foregoing is only a summary of the provisions of our bylaws that relate to stockholder proposals and stockholder nominations for director. Any stockholder desiring a copy of our bylaws will be furnished one without charge upon receipt of a written request therefor.

Universal Proxy Rules

In addition to satisfying the requirements under our bylaws, in order to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees, other than the Company’s nominees, must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to the Company at our principal executive offices no later than 60 days prior to the anniversary date of this annual meeting of stockholders (i.e., for our 2026 annual meeting of stockholders, no later than July 20, 2026). However, if the date of our 2026 annual meeting of stockholders is changed by more than 30 calendar days from the anniversary date of this annual meeting, then notice must be provided by the later of 60 calendar days prior to the date of our 2026 annual meeting of stockholders and the 10th calendar day following the day on which public announcement of the date of our 2026 annual meeting of stockholders is first made.

OTHER BUSINESS

While the accompanying Notice of Annual Meeting of Stockholders provides for the transaction of such other business as may properly come before the meeting, we have no knowledge of any matters to be presented at the meeting other than those listed as Proposals 1, 2, 3 and 4 in the notice. However, the enclosed proxy gives discretionary authority in the event that any other matters should be presented.

FORM 10-K

This proxy statement is accompanied by a copy of our Annual Report on Form 10-K for the year ended December 31, 2024 (excluding exhibits). We may charge a fee equal to our reasonable expenses in furnishing the exhibits.

/s/ Lance Alstodt
Lance Alstodt
Chief Executive Officer

Melville, New York
August 7, 2025

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Your **Vote** Counts!

BIORESTORATIVE THERAPIES, INC.

2025 Annual Meeting
Vote by September 17, 2025
11:59 PM ET

BIORESTORATIVE THERAPIES, INC.
40 MARCUS DRIVE
MELVILLE, NEW YORK 11747

V77512-TBD

You invested in BIORESTORATIVE THERAPIES, INC. and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on September 18, 2025.**

Get informed before you vote

View the Proxy Statement and Form 10-K for the year ended December 31, 2024 online OR you can receive a free paper or email copy of the material(s) by requesting prior to September 4, 2025. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

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Vote in Person at the Meeting*

September 18, 2025
10:00 AM Eastern Time

*Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

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THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	Election of Directors **Nominees:** 01) Francisco Silva 02) David Rosa	For
2.	To approve an amendment to the Company's 2021 Stock Incentive Plan (the "Plan") to increase the number of shares of common stock authorized to be issued pursuant to the Plan from 6,850,000 to 9,850,000.	For
3.	To ratify the selection of CBIZ CPAs P.C. as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025.	For
4.	To approve, on a non-binding advisory basis, the Company's executive compensation.	For

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click "Delivery Settings".

V77513-TBD

BIORESTORATIVE THERAPIES, INC.
40 MARCUS DRIVE
MELVILLE, NEW YORK 11747

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on September 17, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on September 17, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V77510-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BIORESTORATIVE THERAPIES, INC.

The Board of Directors recommends you vote FOR both of the named nominees.

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Francisco Silva
02) David Rosa

The Board of Directors recommends you vote FOR the following proposals:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ANNUAL MEETING OF STOCKHOLDERS OF
BIORESTORATIVE THERAPIES, INC.
SEPTEMBER 18, 2025

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

V77511-TBD

BIORESTORATIVE THERAPIES, INC.

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Lance Alstodt as proxy, with the power to appoint his substitute, and hereby authorizes him to represent and vote, as designated on the reverse side, all the shares of common stock of BioRestorative Therapies, Inc. held of record by the undersigned at the close of business on July 31, 2025, at the Annual Meeting of Stockholders to be held at 10:00 AM Eastern Time, on September 18, 2025, at 90 Merrick Avenue, 9th Floor, East Meadow, New York 11554 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

IF YOU VOTE BY TELEPHONE OR BY INTERNET, DO NOT MAIL THE PROXY CARD. YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXY TO VOTE IN THE SAME MANNER AS YOU VOTED YOUR PROXY CARD. THE TELEPHONE AND INTERNET VOTING FACILITIES WILL CLOSE AT 11:59 P.M. ON SEPTEMBER 17, 2025.

(Continued and to be signed on the reverse side)